Exhibit 99.1

Zoned Properties Announces Fourth Quarter and Full Year 2016 Results

2016 Revenue Increases 31%;

Company Decreases Operating Expenses by 17% and Expects Profitable 2017

SCOTTSDALE, Ariz., March 27, 2017 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced its financial results for the fourth quarter and 12 months ended December 31, 2016.

Recent Achievements

●	Received unanimous approval from the Town of Parachute, Colo. Board of Trustees to develop the first parcel of land at its Medical Marijuana Business Park.
●	Completed sale of non-core property in Tempe, Ariz. for $2.125 million in gross proceeds.
●	Received proceeds for $2.020 million from debt financing to be used for shovel-ready development and expansion plans at Chino Valley, Arizona cultivation facility and Tempe, Arizona Medical Marijuana Business Park.
●	Completed construction of an expansion at the Company's Medical Marijuana Business Park in Tempe, Arizona, enabling a significant increase in rental payments that began February 1, 2017.
●	Began the pre-construction design phase for the next 5,000 square foot expansion of cultivation space at the Medical Marijuana Business Park in Tempe, Ariz.

Fourth Quarter 2016 Financial Results

●	Revenue increased 13% to $562,000, compared to $497,000 for the fourth quarter of 2015.
●	Operating expenses, including $370,000 in non-cash stock-based compensation and settlement expense, increased 1% to $671,000 from $667,000 for the fourth quarter of 2015.
●	Net loss was $166,000, or $0.01 per basic and diluted share, compared to a net loss of $227,000, or $0.04 per basic and diluted share, for the fourth quarter of 2015.
●	As of December 31, 2016, the Company had cash and cash equivalents of $366,000, compared to $1.3 million as of December 31, 2015.

Full Year 2016 Financial Results

●	Revenue increased 31% to $1.9 million, compared to $1.4 million for 2015.
●	Operating expenses decreased 17% to $2.1 million from $2.6 million for 2015. In 2016, operating expenses included $168,000 in legal fees related to the resolution of legacy matters and $874,000 in non-cash stock-based compensation and settlement expense.
●	Net loss was $(502,000), or $(0.03) per basic and diluted share, compared to $(1.4) million, or $(0.08) per basic and diluted share, for the full year 2015.
●	Net cash used in operating activities was $3,100 for 2016 as compared to $500,000 for 2015.

“During 2016, we set the foundation for sustainable, profitable growth and we enter 2017 with tremendous optimism,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “As expected, we have significantly decreased our operating costs, we have reduced cash used in operations to $3,100 from $500,000 in 2015, and we expect to be profitable in 2017. We have a strong and proven process for property development, founded on building long-term relationships with our tenants and the leaders in the communities in which we operate. Our team has been granted approval to further develop properties in Arizona and Colorado to meet the needs of the surrounding communities and the tenants who occupy them, increasing property values and increasing our monthly rental revenue streams.”

“We are now in the best strategic position in our company's history, with a stronger balance sheet, a proven track record of property acquisition and development and the capital necessary to further grow our business in the rapidly expanding licensed medical marijuana industry," continued McLaren. “During 2016, we expanded and strengthened our board of directors and established an independent audit committee to enhance our corporate governance practices and provide strategic guidance as we continue to grow our business with intention and integrity. We are optimistic about our opportunities and the results we believe we can achieve in 2017 and beyond. As an early entrant into an emerging industry, we are uniquely positioned to capitalize on the groundwork that we have laid to date."

Supplemental Information Regarding Current Portfolio of Rental Properties

At December 31, 2016

Property	Total Rentable Sq. Ft.	Sq. Ft. Rented as of 12/31/2016	Vacant Rentable Sq. Ft.	Total # of Tenants	Annual Base Rent (2017) (a)	Annual Base Rent (2018) (a)
Tempe, AZ (410)	60,000	15,000	45,000	1	$414,675	$609,000
Tempe, AZ (422) (b)	22,355	22,355	0	1	$55,143	0
Gilbert, AZ	N/A	N/A	N/A	0	-	-
Green Valley, AZ	1,440	1,440	0	1	$127,256	$133,619
Chino Valley, AZ	38,799	25,000	13,799	1	$673,750	$707,438
Kingman, AZ	1,497	1,497	0	1	$160,745	$168,782
Total	124,091	70,292	53,799		$1,431,569	$1,618,839

(a)	Annual base rent represents amount of cash payments due from tenants and differs from revenues to be recognized on our consolidated financial statements.
(b)	Property sold for profit on March 15, 2017.

Conference Call:

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on March 27, 2017. To participate in the live conference call, please dial 1-866-682-6100 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-862-255-5401. Please reference Zoned Properties.

A replay will be available until April 10, 2017. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 10245.

The call will also be available live by webcast over the Internet and accessible at: http://www.investorcalendar.com/IC/CEPage.asp?ID=175643.

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com

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ZONED PROPERTIES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	As of	As of
	December 31,	December 31,
	2016	2015

ASSETS
Cash	$366,024	$1,281,464
Rental properties, net (See Note 3)	6,878,584	7,224,593
Rental property held for sale, net (See Note 4)	1,140,891	-
Deferred rent receivable	16,462	8,909
Deferred rent receivable - related parties	1,006,171	367,013
Real estate tax escrow	39,487	46,072
Prepaid expenses and other current assets	140,010	105,684
Property and equipment, net	40,212	46,488
Security deposits	8,158	8,158

Total Assets	$9,635,999	$9,088,381

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Mortgage payable	$2,100,000	$2,100,000
Convertible note payable	500,000	500,000
Convertible note payable - related party	500,000	500,000
Accounts payable	78,311	36,797
Accrued expenses	96,748	92,044
Accrued expenses - related parties	85,541	56,542
Deferred revenues	4,750	-
Security deposits payable - related parties	70,000	26,250
Security deposits payable	21,964	36,190

Total Liabilities	3,457,314	3,347,823

Commitments and Contingencies (See Note 11)

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and outstanding at December 31, 2016 and 2015 ($1.00 per share liquidation preference)	2,000	2,000
Common stock: $.001 par value, 100,000,000 shares authorized; 17,210,318 and 17,080,850 issued and outstanding at December 31, 2016 and 2015, respectively	17,210	17,081
Additional paid-in capital	20,352,528	19,412,954
Accumulated deficit	(14,193,053)	(13,691,477)

Total Stockholders' Equity	6,178,685	5,740,558

Total Liabilities and Stockholders' Equity	$9,635,999	$9,088,381

See accompanying notes to consolidated financial statements.

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ZONED PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2016	2015

REVENUES:
Rental revenues	$239,178	$414,785
Rental revenues - related parties	1,614,530	1,005,143

Total revenues	1,853,708	1,419,928

OPERATING EXPENSES:
Compensation and benefits	472,728	455,037
Professional fees	989,506	1,333,435
General and administrative expenses	204,029	274,797
Depreciation and amortization	181,899	150,368
Property operating expenses	79,101	120,094
Real estate taxes	111,186	111,751
Consulting fees - related parties	-	53,512
Settlement expense	87,500	67,500

Total operating expenses	2,125,949	2,566,494

LOSS FROM OPERATIONS	(272,241)	(1,146,566)

OTHER INCOME (EXPENSES):
Interest expenses	(192,492)	(193,448)
Interest expenses - related parties	(35,000)	(35,000)
Loss on sale of property and equipment	(1,843)	-
Other income	-	2,545
Interest income	-	439

Total other expenses, net	(229,335)	(225,464)

LOSS BEFORE INCOME TAXES	(501,576)	(1,372,030)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(501,576)	$(1,372,030)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$(0.03)	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	17,150,944	18,134,328

See accompanying notes to consolidated financial statements.

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